UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

E*TRADE Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1271 Avenue of the Americas, 14th Floor, New York, New York 10020
(Address of principal executive offices and Zip Code)

(646) 521-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 26, 2017, E*TRADE Financial Corporation (the “Company”) announced its fourth quarter and fiscal year earnings for 2016. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing thereunder or under the Securities Act of 1933 unless expressly set forth by specific reference in such filing.

ITEM 7.01.	REGULATION FD DISCLOSURE

Additionally, the Company published an updated version of its investor presentation with data for the quarter ended December 31, 2016. The presentation is available on the Company’s corporate website, about.etrade.com.

Investors should note that the Company announces material financial information in SEC filings, press releases and public conference calls. Based on guidance from the SEC, the Company may also use the Investor Relations section of its corporate website, about.etrade.com, to communicate with investors about the Company. It is possible that the financial and other information posted there could be deemed to be material information. The information on the Company’s corporate website is not part of this document.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

     99.1      Earnings Press Release, dated January 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 26, 2017

E*TRADE FINANCIAL CORPORATION
		By:	/s/ Lori S. Sher
Lori S. Sher
Corporate Secretary